UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 27, 2010

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 27, 2010, Olin Corporation (“Olin” or the “Company”) completed a financing of tax-exempt bonds (the “Bonds”) in the aggregate principal amount of $41,000,000 due 2035 that were issued pursuant to the American Recovery and Reinvestment Act of 2009. The Bonds were issued by the Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee (the “Issuer”) pursuant to a trust indenture (the “Indenture”) between the Issuer and U. S. Bank, National Association, as trustee (the “Trustee”).  The Bonds were sold to a syndicate of participating banks in a private placement under a First Amendment dated December 27, 2010 to the Amended and Restated Credit and Funding Agreement dated December 9, 2010 (the “Credit Agreement”) between the Company, PNC Bank, National Association, as administrative agent for itself and the other syndicate lenders, the member banks of the syndicate, and PNC Capital Markets, LLC, as lead arranger.

The proceeds of the Bonds will be loaned by the Issuer to the Company under a loan agreement (the “Loan Agreement”) and related promissory note (the “Note”) whereby the Company is obligated to make loan payments to the Issuer sufficient to pay all debt service and expenses related to the Bonds.  The Issuer will assign its rights under the Note to the Trustee as security for payment of the Bonds.  The Company’s obligations under the Loan Agreement and Note mirror the terms of the Bonds, which will bear interest at a fluctuating rate based on LIBOR.  The financial covenants in the Credit Agreement mirror those in the Company’s current senior revolving credit agreement.  The Bonds have approximately a 25-year term but may be tendered to the Company (without premium) periodically beginning on November 1, 2015, at the expiration of the bank syndicate’s five-year agreement to hold the Bonds.  At that time, the Company may, at its option, negotiate new terms with the existing syndicate, market the bonds to a new bank syndicate or convert and remarket the bonds in either a variable weekly rate mode or a fixed rate to maturity, subject in each case to successful private placement or other remarketing of the Bonds in the new mode.  The proceeds from the Bonds are required to be used to fund capital project spending at the Company’s Charleston manufacturing facility which is located in Bradley County, Tennessee.

The foregoing summary is qualified in its entirety by reference to the actual Indenture, Loan Agreement, Bond Purchase Agreement and First Amendment to the Credit Agreement, which are attached as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-
Balance Sheet Arrangement of a Registrant.

Reference is made to the discussion on the Bonds in Item 1.01 of this Report which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The following agreements are filed with this Report:

(d)  The following documents are filed with this Report:

Exhibit No.	Description of Exhibit

4.1	Trust Indenture effective December 27, 2010 between the Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee and U. S. Bank, National Association, as trustee
4.2	Loan Agreement effective December 27, 2010 between the Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee and Olin Corporation
4.3
Bond Purchase Agreement dated December 27, 2010 between the Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee, Olin Corporation and PNC Bank National Association, as administrative agent

4.4
First Amendment dated December 27, 2010 to the Amended and Restated Credit and Funding Agreement dated December 9, 2010 between Olin Corporation, as borrower; PNC Bank National Association, as administrative agent; PNC Capital Markets, LLC, as lead arranger; and the Lenders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ George H. Pain
Name: George H. Pain
Title: Senior Vice President, General Counsel and Secretary

Date:  December 29, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Trust Indenture effective December 27, 2010 between the Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee and U. S. Bank, National Association, as trustee
4.2	Loan Agreement effective December 27, 2010 between the Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee and Olin Corporation
4.3
Bond Purchase Agreement dated December 27, 2010 between the Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee, Olin Corporation and PNC Bank National Association, as administrative agent

4.4
First Amendment dated December 27, 2010 to the Amended and Restated Credit and Funding Agreement dated December 9, 2010 between Olin Corporation, as borrower; PNC Bank National Association, as administrative agent; PNC Capital Markets, LLC, as lead arranger; and the Lenders party thereto